UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2012
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

608 – 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On October 30, 2012, as part of a settlement agreement between Passport Potash Inc. (the “Company” or “Passport Potash”) and North America Potash Developments Inc., Potash Green, LLC, Wendy Walker Tibbetts and Joseph J. Hansen (the “NAPD Group”), the Company entered into an amendment agreement (the “Amendment Agreement”) to the original option agreement between such parties (the “Ringbolt Option Agreement”), dated March 28, 2011, relating to the acquisition of a 100% interest in the Ringbolt potash property (the “Property”) located in the Holbrook Basin of southeast Arizona, which is comprised of 15,994.32 acres of mineral exploration permits on land managed by the Arizona State Land Department. The terms of the Amendment Agreement provide as follows:

1.	Passport will pay to the NAPD Group a total of US$3,850,000 according to the following schedule:

	(a)	US$150,000 upon execution of the Amendment Agreement;
	(b)	US$2,450,000 upon TSX Ventures Exchange approval;
	(c)	US$1,250,000 on or before October 31, 2014;

2.	Passport will issue 750,000 common shares to the NADP Group upon TSX Venture Exchange approval;

3.	Upon written notice from the TSX Venture Exchange that the Amendment Agreement has been approved, the parties shall simultaneously do the following:

	(a)	the NAPD Group shall assign all of its right, title and interest in and to the Property and will take all necessary action with the Arizona State Land Department to effect such assignment; and
	(b)	Passport Potash will place into escrow on behalf of the NAPD Group the US$2,450,000 cash payment and the 750,000 common shares of Passport Potash.

The cash payment and shares will be released to the NAPD Group upon receipt of confirmation of the assignment of the Property to Passport Potash from the Arizona State Land Department;

4.	There will be no royalty attached to the transferred mineral exploration permits;

5.	Should Passport Potash, or any subsidiary or affiliate, sell or in any way transfer its interest in the Property, the NAPD Group will receive a bonus payment in accordance with the following schedule:

(a)	If the aggregate consideration received for the transfer of the interest in the Property is less than US$30 million, then no bonus payment shall be payable;
(b)

If the aggregate consideration received for the transfer of the interest in the Property is greater than US$30 million and less than US$40 million, then the NAPD Group would receive 20% of the gross consideration in excess of US$30 million to a maximum of US$2,000,000;

(c)

If the aggregate consideration received for the transfer of the interest in the Property is greater than US$40 million and less than $50 million, then the NAPD Group would receive US$2,000,000 plus 10% of the gross consideration in excess of US$40 million to a maximum of US$1,000,000;

(d)

If the aggregate consideration received for the transfer of the interest in the Property is greater than US$50 million, then the NAPD Group would receive US$3,000,000 plus 20% of the value of gross consideration in excess of US$50 million.

6.      If Passport Potash, or any subsidiary or affiliate, sells or in any way transfers less than a 100% interest in the Property, then the bonus payment provisions immediately above will apply if the deemed gross consideration value calculated by multiplying the aggregate consideration value by the ratio of (100% / the percentage of interest subject to the transfer transaction) is above or within the aggregate consideration value thresholds for the bonus payment provisions immediately above. Any bonus payments shall be ratably reduced by multiplying the bonus payment by the percentage of interest subject to the transfer transaction. The bonus payment provisions immediately above will continue to apply to the remainder of the interest in the Property held by Passport Potash.

The common shares of Passport Potash to be issued to the NAPD Group pursuant to the Amendment Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state in the United States, and are intended to be issued in reliance upon an exemption from registration under the Act. The securities may not be offered or sold in the United States absent registration under the Act or an applicable exemption from such registration requirements.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01      Other Events

On October 31, 2012, the Company issued a press release announcing its entry into the Amendment Agreement to acquire the Property as described in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Not applicable.

(b)      Pro forma Financial Information

Not applicable.

(c)      Shell Company Transaction

Not applicable.

(d)      Exhibits

Exhibit	Description

10.1	Amendment Agreement between Passport Potash Inc., North American Potash Developments Inc., Potash Green, LLC, Wendy Walker Tibbetts and Joseph J. Hansen, dated October 30, 2012.

99.1	Press Release dated October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.

Date: November 7, 2012		/s/ John Eckersley
	Name:	John Eckersley
	Title:	Executive Vice President and a director